Exhibit 3.50.6

FORM LP 202 (Rev. Jan. 1995) Filing Fee $25 SUBMIT IN DUPLICATE!
All correspondence regarding this filing will be sent to the registered agent of the limited partnership unless a self-addressed envelope with pre-paid postage is included.	GEORGE H. RYAN SECRETARY OF STATE STATE OF ILLINOIS CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)

1.	Limited partnership’s name is:	The Ponds of Pembroke Limited Partnership

2.	File number assigned by the Secretary of State:	C000932.

3.	The Federal Employer Identification Number (F.E.I.N.):	36-3550345.

4.	The certificate of limited partnership is amended as follows: (Check all applicable changes) (Address changes P.O. Box alone and c/o are unacceptable)

	☒	a) Admission of a new general partner (give name and business address below).
	☒	b) Withdrawal of a general partner (give name below).
	☐	c) Change of registered agent and/or registered agent’s office (give new name and address, including county below).
	☐	d) Change in the address of the office at which the records required by Section 201 of the Act are kept (give new address, including county below).
	☐	e) Change in the general partners name and/or business address (give name and new address below).
	☐	f) Change in the partners’ total aggregate contribution amount (give new dollar amount below).
	☐	g) Change in limited partnership’s name (give new name below).
	☐	h) Change in date of dissolution (give new date below).
☐

i) Other (give information below).  New general partner:  Brookdale Holdings, Inc.,
77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601.  Withdrawing General
Partner:  KILICO Realty Corporation, c/o ZKS Real Estate Partners LLC,
225 W. Washington Street, Suite 1450, Chicago, Illinois 60606

If additional space is needed, this list must be continued in the same format on a plain white 8-1/2” x11” sheet, which must be stapled to this form.

FORM LP 202
(Rev. Jan. 1995)

5.		NAME(S) & BUSINESS ADDRESS(ES) OF GENERAL PARTNER(S)

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

The original certificate of amendment must be signed by a general partner, all new general partners and at least one withdrawing general partner.

SIGNATURE AND NAME		BUSINESS ADDRESS
Signature	/s/ Mark J. Schulte	Number/Street		77 W. Wacker Drive, Suite 3900

Type or print name and title	Mark J. Schulte,	City/town	Chicago
President

Name of New General Partner if a corporation or
other entity	Brookdale Holdings, Inc.	State	IL	Zip Code	60601

Signature	/s/ Timothy R. Verrilli	Number/Street		225 W. Washington St., Suite 1450

Type or print name and title	Timothy R. Verrilli	City/town	Chicago
Assistant Secretary

Name of withdrawing General Partner if a corporation or
other entity	KILICO Realty Corporation	State	IL	Zip Code	60606

Signature		Number/Street

Type or print name and title		City/town

Name of General Partner if a corporation or
other entity		State		Zip Code

(Signatures must be in BLACK INK on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
FORMS OF PAYMENT: Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.” DO NOT SEND CASH!		RETURN TO: Secretary of State Department of Business Services Limited Partnership Division Room 357, Howlett Building Springfield, Illinois 62756 Telephone: (217) 785-8960